Exhibit 10.01

TRADEMARK SUBLICENSE AGREEMENT

This TRADEMARK SUBLICENSE AGREEMENT (“Agreement”) is made as of September 29, 2006 by and between Beeland Management Company, L.L.C., an Illinois limited liability company (“Company”) and RICI® Linked - PAM Advisors Fund, LLC, a Delaware limited liability company (“Sublicensee”).  The Company and Sublicensee are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to a Trademark License Agreement dated as of March 15, 2005 (“License Agreement”) by and among the Company, Beeland Interests, Inc., a Delaware corporation (“Beeland Interests”), James B. Rogers, Jr., an individual (“Rogers”), Beeland Interests granted to the Company certain rights to use the Rogers International Commodity Index (“Index”) and certain Licensed Marks (as defined in Section II.A below) on the terms set forth in the License Agreement;

WHEREAS, Sublicensee desires a sublicense under such License Agreement and the Company, with the express consent of Beeland Interests, wishes to grant such a sublicense;

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I. LICENSE

Company hereby grants to Sublicensee, subject to the terms and conditions of this Agreement, a limited, personal, nonexclusive, with no right to sublicense, nontransferable license to use the Index and the Licensed Marks worldwide, and on related websites based in the United States, solely in connection with the sale and marketing of the following Sublicensee fund(s) whose investment strategy is based on the Index (and sub-indices thereof) and denominated in United States of America dollars: “RICI® Linked - PAM Advisors Fund, LLC” and its related Series, namely, “RICI® Linked - PAM Total Index Series,” “RICI® Linked - PAM Energy Sector Series,” “RICI® Linked - PAM Metals Sector Series,” and “RICI® Linked - PAM Agricultural Sector Series” (collectively, the “Funds”).  Nothing in this Agreement shall be construed to grant Sublicensee any rights or license to any trademark, trade name, service mark, domain name, product name or logo of Rogers or Beeland Interests other than as expressly specified herein.

II. OWNERSHIP OF THE INDEX AND MARKS

A.
Sublicensee acknowledges and agrees that Beeland Interests, and/or its affiliates (including, but without limitation, Rogers), is and will be the owner of the Index and the names and trademarks “RICI®  Linked - PAM Advisors Fund, LLC” and its related Series, namely, “RICI® Linked - PAM Total Index Series,” “RICI® Linked - PAM Energy Sector Series,” “RICI® Linked - PAM Metals Sector

Series,” and “RICI® Linked - PAM Agricultural Sector Series”; and the names and designations, marks and/or trademarks (which may be used by Sublicensee solely for related marketing purposes of Sublicensee in accordance with the terms hereof and with the prior written approval of Beeland Interests) “Jim Rogers”, “James B. Rogers”, “Rogers”, Rogers’ likeness and Rogers’ signatures (collectively, “Licensed Marks”), along with any associated goodwill, no matter whether such Licensed Marks have been registered inside or outside of the United States.

B.
Sublicensee further acknowledges and agrees that, as among the Parties, Beeland Interests and/or Rogers are the owners of the Index, the Licensed Marks and the following names and trademarks (collectively, including Licensed Marks, “BI Marks”), along with any associated goodwill, no matter whether such BI Marks have been registered inside or outside of the United States:

Beeland
James B. Rogers
James Beeland Rogers
Jim Rogers
RICI
Rogers
Rogers Index Funds
Rogers International Commodity Fund, L.P.
Rogers International Commodity Index
Rogers International Raw Materials Fund, L.P.
Rogers Raw Materials Fund, L.P.
Rogers Raw Materials Index Fund, Ltd.
Jim Rogers International Raw Materials Fund
Jim Rogers Raw Materials Index Funds
Rogers Metals Index Fund
Rogers Agricultural Index Fund
Rogers Energy Index Fund
Rogers Raw Materials
Rogers International Commodities
Rogersrawmaterials.com

and any other names, designations, domain names, marks and/or trademarks developed by, or on behalf of, Rogers, Beeland Interests, the Company or any third party, that consist of, in whole or in part, the names and/or designations “RICI,” “Beeland” or “Rogers”, or Rogers’ likeness or signature.

C.
Sublicensee shall (1) execute any other written documents required by Beeland Interests to confirm Beeland Interests’ ownership of the Index and/or the BI Marks along with any associated goodwill, and (2) assign at Beeland Interests’ request such rights to Beeland Interests and/or its designee at no cost to Beeland Interests or any such designee, along with any and all associated goodwill Sublicensee acquires in or to any of the BI Marks and/or the Index.

D.
Sublicensee acknowledges and agrees that, except for the sublicense granted to Sublicensee under Section I hereof, Beeland Interests and Rogers reserve all other rights in, and to, the Index and the BI Marks.  Beeland Interests and Rogers shall have the right to grant exclusive or non-exclusive licenses to use the BI Marks and Index inside and outside of the United States, including, but not limited to, use in connection with (1) any and all websites that use, or may use, BI Marks worldwide, and (2) any composite products, marks and/or services used, sold, marketed and/or distributed inside or outside of the United States, and for any and all other purposes, inside or outside of the United States.

E.
Sublicensee agrees that it shall not register the Licensed Marks or the BI Marks or confusingly similar trademarks or domain names anywhere in the world.  Sublicensee shall not use, or authorize the use of, the Licensed Marks on any website, except for “riciadvisorsfund.com” and “upsecurities.com” provided, however, that such use is in accordance with, and subject to, all of the terms and conditions hereof, Sublicensee further agrees that it will not oppose any filings or registration by Rogers, Beeland Interests or his or its designated representatives, or assert any common-law right to the Licensed Marks, the BI Marks or similar marks.  Sublicensee shall not challenge Rogers’ or Beeland Interests’ ownership of the Index, or their ownership, or validity, of the BI Marks or any application by Rogers and/or Beeland Interests for registration thereof, or any trademark registration thereof, or any rights of Rogers and/or Beeland Interests therein

F.	Sublicensee agrees to insert the following legend on any offering document in respect of interests in the Funds or in any related Informational Materials (defined below):

“Jim Rogers”, James Beeland Rogers, Jr.”, and “Rogers” are trademarks and service marks of, and “Rogers International Commodity Index” and “RICI” are registered trademarks and service marks of, Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The name and likeness of Jim Rogers/James Beeland Rogers, Jr. are trademarks and service marks of James Beeland Rogers, Jr. and are used subject to license.

III. QUALITY CONTROL; USE OF THE MARKS; INFRINGEMENT

A.
Sublicensee shall conduct its business using the Licensed Marks and the Index in a manner designed to enhance the reputation and integrity of Rogers, Beeland Interests, the Company, the Licensed Marks and the Index and the goodwill associated therewith.  Sublicensee shall not take any action that in any way might tend to diminish or disparage the value, goodwill or reputation of Rogers, Beeland Interests, the Company, the Index or the Licensed Marks, as well as the other BI Marks not licensed hereunder.

B.	Sublicensee shall, during the Term of this Agreement and thereafter:

(1)	not do or permit to be done any act or thing which prejudices, infringes or impairs the rights and title which Rogers and/or Beeland Interests retains with respect to the Licensed Marks;

(2)	except for the limited sublicense granted hereunder, not represent that it has any right, title or interest in or to the Index or the Licensed Marks or in any registration for them;

(3)
not register or attempt to register any trademarks, service marks, trade names, logos or domain names that are identical to, comprise or are confusingly similar to the Licensed Marks, or any other trademarks, service marks, trade names, logos or domain names of Rogers, Beeland Interests, the Company or any of his or their affiliates;

(4)
not do anything, or produce any goods or services, in connection with the Index and/or the Licensed Marks that conflict with quality control standards enunciated by the Company or Beeland Interests from time to time or damage or reflect adversely upon Rogers, Beeland Interests, the Company or his or their affiliates or any of their respective trademarks, trade names or domain names;

(5)
cooperate with Beeland Interests in taking all appropriate measures for the protection of the Index and the Licensed Marks, and shall faithfully observe and execute the requirements, procedures and directions of Beeland Interests with respect to the use and protection of the Index and the Licensed Marks, including proper employment of symbols and/or words in connection with its use of the Index and the Licensed Marks, which shall include, but not be limited to, in all publicly-disseminated materials using the Licensed Marks, distinguishing the Licensed Marks (through, e.g., capitalization or bold or italic type) from surrounding text, accompany the first, most prominent use or most prominent reference to the Licensed Marks with a “TM” or “®” symbol, as appropriate, including the words, “_________ is a trademark/service mark of Beeland Interests, Inc.” or “_________ is a registered trademark/service mark of Beeland Interests, Inc.,” as applicable, and not use possessive references to the Licensed Marks.

(6)
never, either directly or indirectly, contest Rogers’, Beeland Interests’ and/or his or its affiliates’ exclusive ownership of any of the Licensed Marks or the Index, as well as the other BI Marks not licensed hereunder, or the right to grant the license herein.

C.
Sublicensee shall not propose any material modification to the Index without consulting with the Company and Beeland Interests in advance.  Sublicensee acknowledges that all modifications to the Index shall be subject to the prior approval of, and made by, Beeland Interests in its sole discretion.

D.
At the reasonable request of Beeland Interests or the Company and expense of Sublicensee, at least once annually, Sublicensee shall provide the Company and Beeland Interests with representative specimens showing Sublicensee’s use of the Licensed Marks.

E.
Sublicensee’s use of the Licensed Marks shall comply with all applicable laws and regulations.  Without limiting the generality of the foregoing, the following disclaimers shall be placed in any offering document relating to the Funds if interests in the Funds will be offered or sold to U.S. persons or in the United States:

Interests in the Funds are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. (“Beeland Interests”) or James Beeland Rogers, Jr. individually. Neither Beeland Interests nor James Beeland Rogers, Jr. makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Memorandum, or the advisability of investing in securities or commodities generally, or in such Interests or in futures particularly.

NONE OF BEELAND INTERESTS OR ANY OF ITS AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”) OR ANY DATA INCLUDED THEREIN.  SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF INTERESTS IN RICI® LINKED - PAM ADVISORS FUND, LLC, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI OR ANY DATA INCLUDED THEREIN.  NONE OF BEELAND INTERESTS OR ANY OF ITS AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX, THE RICI, AND ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.”

F.
Beeland Interests and the Company shall have the right to review the manner in which Sublicensee uses the Index and the Licensed Marks.  If the Company, Rogers, and/or Beeland Interests determines, in his or their reasonable discretion, that Sublicensee has failed to comply with the quality provisions set forth in this Agreement, such failure shall be deemed a default under this Agreement, and the Company, Rogers and/or Beeland Interests shall have the right, in his or their sole discretion, to terminate this Agreement and/or the license to use the Index and the

Licensed Marks if Sublicensee fails to cure such non-compliance within 30 days after receiving written notice from the Company, Rogers or Beeland Interests of such non-compliance.

G.
Sublicensee shall submit to Beeland Interests for its review and approval and to Company for its information, and Sublicensee shall not use until receiving such approval thereof in writing, all informational materials to be used in connection with the marketing or promotion of the Funds (“Informational Materials”) that (i) in any way use or refer to the Index or any of the Licensed Marks, and (ii) are “final drafts” (for the avoidance of doubt, such term shall include “red-herring” disclosure documents) of Informational Materials proposed to be released or made available to the public or are the subject of a substantial distribution to an internal (or external) sales force for the purpose of launching of a Fund; more particularly, the final draft of each of a disclosure document, the sales memorandum and the sales brochure.  Beeland Interests’ approval shall be required with respect to only the use of and description of the Index or any of the Licensed Marks in all such Informational Materials.  Beeland Interests shall notify Sublicensee of its approval or disapproval of any Informational Materials within 3 Business Days following receipt thereof from Sublicensee.  If Beeland Interests fails to respond within 3 Business Days, Sublicensee shall deem approval to have been received for such Informational Material (but not for any other Informational Material).  Subject to the prior sentence and to the following sentence, once Informational Materials have been approved by Beeland Interests, subsequent Informational Materials which do not materially alter the use or description of the Index or of such Licensed Marks, as the case may be, need not be submitted for review and approval by Beeland Interests; provided, however, Sublicensee shall provide Beeland Interests and Company with courtesy copies of all such Informational Materials promptly.  Sublicensee shall resubmit for re-approval all Informational Materials even if such have been approved and no material alteration has been made prior to any proposed use thereof if such Informational Materials had not been approved during the 3-year period immediately preceding the date of such proposed use. In addition, Sublicensee shall update such use or description of the Index or of Beeland Interests in new Informational Materials (including re-printings or re-publications of existing Informational Materials to the extent commercially practicable (in the reasonable judgment of Sublicensee)) to the extent reasonably requested by Beeland Interests by notice from time to time.  In the event that any Informational Material is not originated in the English language, Sublicensee shall deliver concurrently with the Informational Material in its original language the sections or portions thereof that refer to Beeland Interests and/or Rogers, on the one hand, and the legends prescribed herein, on the other hand, or are related to, or used in connection with such sections or portions, or are necessary for a full and complete understanding of such sections or portions (and which may, therefore, require a translation of the complete document), accurately translated into English.  For the avoidance of doubt, such translations shall be at Sublicensee’s sole cost and expense, and such translations shall be certified as correct by an officer of Sublicensee.  If Beeland Interests disagrees with any translation, Beeland Interests and Sublicensee shall confer and agree on a mutually acceptable translation. Sublicensee shall reimburse Beeland Interests for its reasonable legal fees in reviewing all Informational Materials.

For purposes of the foregoing, “Business Day” shall mean a day other than a day on which the Chicago Mercantile Exchange and the Chicago Board of Trade are closed for business.

H.
Sublicensee shall notify the Company and Beeland Interests in writing of any distribution, sale or advertisement of any product or service that may constitute an infringement upon the Company’s, Rogers’ and/or Beeland Interests’ rights in, or Company’s or Sublicensee’s authorized use of, the Index and/or the Licensed Marks.  Sublicensee shall not, without the prior written consent of Rogers, commence, prosecute or institute any action or proceeding against any person, firm, or entity alleging infringement, imitation, or unauthorized use of the Index and/or the Licensed Marks.

I.
Rogers and Beeland Interests (and not Sublicensee) shall determine the appropriate action to be taken against any infringement, imitation, or unauthorized use of the Index and/or the Licensed Marks, including the settlement of any claims or any controversy arising out of any such claims.  In the event such an action is taken, Sublicensee shall provide commercially reasonable assistance as may be required in obtaining any protection of the rights to the Index and the Licensed Marks.  Sublicensee  shall have no rights against the Company, Rogers or Beeland Interests for damages or otherwise by reason of any determination to act, or not to act, with respect to any alleged infringement, imitation or unauthorized use by others, nor shall any such determination of Rogers or Beeland Interests affect the validity or enforceability of this Agreement.  Any and all damages and settlements recovered arising from any action or proceeding shall belong solely to Rogers and/or Beeland Interests.

IV. ROYALTY

A.
In exchange for the license and rights granted under this Agreement, Price Asset Management, Inc. (“Price”), as managing member of the Sublicensee, shall pay Company quarterly in arrears a royalty payment equal to 90% of any management fees and any other fees paid to Price or its affiliate or successor (other than organizational and offering expenses), net of fees and expenses paid to Uhlmann Price Securities, LLC and any other selling agent for the Funds, such selling agent compensation and any selling agent reimbursements not to exceed 0.50% of the Funds’ average annual net asset value. Such payment hereunder shall be paid within 15 days of the end of the relevant quarter.  If Price withdraws as or otherwises ceases to be managing member of Sublicensee, Price shall not be responsible for any payment under this Agreement and the responsibility therefor shall be that of the Funds or the substitute managing member (with the consent of Beeland Interests, such consent not to be unreasonably withheld).

B.	With each payment of royalties under this Agreement, Price shall provide to both the Company and Beeland Interests a report detailing the basis on which the royalty was calculated.

C.
Price shall maintain true and accurate records and books of account containing all the data reasonably required for the calculation and verification of royalty payments under this Agreement.  Price and the Sublicensee shall each permit the inspection of its records and books of account with respect to the calculation and verification of royalty payments during its regular business hours.

V. INDEMNIFICATION

A.
The Funds shall indemnify and hold Beeland Interests, its affiliates, and their respective officers, directors, employees and agents, and Rogers, harmless from any and all claims, liabilities, demands, causes of action, suits, losses, penalties, or damages (including reasonable attorneys’ fees and court costs), including claims for property damage, injury, death, resulting directly from Sublicensee’s use of the Licensed Marks.

B.
An entity seeking to be indemnified (“Indemnified Party”) shall give prompt written notice to Sublicensee of any such claim, suit, or demand.  Subject to the following two sentences, Sublicensee shall thereupon be entitled to defend or settle (subject to the approval of Beeland Interests, not to be unreasonably withheld) the same through counsel of its own choosing and shall promptly notify Indemnified Party of its intention in this regard.  Indemnified Party shall cooperate with Sublicensee in the defense.  Indemnified Party may conduct the defense itself, at Sublicensee’s reasonable expense for one firm of lawyers only, on written notice to Sublicensee within 30 days following notice of such claim, suit, or demand.

VI. THIRD PARTY BENEFICIARY

It is specifically intended by the Parties, in consideration of Beeland Interests’ consent to the grant of this sublicense, that Beeland Interests and Rogers shall be third party beneficiaries under this Agreement.  For the avoidance of doubt, neither Beeland Interests nor Rogers shall have any obligation under this Agreement.

VII. CONFIDENTIALITY

Each Party shall maintain in confidence Confidential Information provided to it (the “Receiving Party”) by the other Party (the “Disclosing Party”).  Neither Party shall disclose any of such Confidential Information except to such of its employees, agents, or advisors who have a legitimate business purpose to utilize such Confidential Information and, in the case of Sublicensee, disclosures to investors and prospective investors who have legitimate need to know.  For purposes of this Agreement, “Confidential Information” means all information (excluding (A) information publicly available as of the date hereof, (B) information  which becomes publicly available other than as a result of a disclosure by the Receiving Party, and (C) information which becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its agents, provided that such source is not bound by a confidentiality agreement with the Disclosing Party), regardless of the form or medium in which obtained or delivered, which is proprietary to the Disclosing Party and, if in tangible form, marked “confidential.”  Notwithstanding the foregoing, a Disclosing Party’s failure to mark proprietary information as “confidential” shall not be deemed conclusive as to its intentions with respect thereto.  For avoidance of doubt, Confidential Information includes, without limitation, the terms of this Agreement, royalties under this Agreement, all proprietary methods, processes, techniques, know-how, trade practices and trade secrets.

VIII. TERM AND TERMINATION

A.
Subject to the terms hereof, the term of this Agreement shall commence as of the date hereof and shall remain in full force and effect for five years from the date hereof (such term being referred to herein as the “Initial Term”).  This Agreement shall be automatically extended for an additional five years beyond the Initial Term unless, at least 60 days prior to expiration of the Initial Term, either Party or Beeland Interests shall deliver to the other Party(ies) and Beeland Interests, as the case may be, a notice that this Agreement shall not be renewed (the term of any such extension being referred to herein as the “Extended Term”, and the Initial Term and any Extended Term being referred to herein together as the “Term”).

B.	Notwithstanding the foregoing, this Agreement shall terminate upon the occurrence of any of the following events:

(1)	expiration, dissolution or termination of Sublicensee;

(2)	expiration, dissolution or termination of the License Agreement;

(3)
if Sublicensee fails to discharge a material obligation, or to correct a material default, hereunder, and fails to discharge such obligation or cure such material default within 30 days after receiving written notice from the Company specifying the material obligation or material default and indicating an intent to terminate this Agreement;

(4)	if Sublicensee or any of its affiliates are indicted or convicted of an offense that constitutes a felony;

(5)
if Sublicensee (a) files (or has filed against it) a petition in bankruptcy under Chapter 7 of the United States Bankruptcy Code or is adjudicated a bankrupt or becomes insolvent, (b) makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or (c) discontinues its business or a receiver is appointed for it or its business; provided, however, that in the case of an involuntary bankruptcy petition filed against Sublicensee or the appointment of a receiver under subsections (a) or (c), this Agreement shall not terminate unless Sublicensee does not remedy the alleged insolvency or receivership within 60 days;

(6)	if Sublicensee fails to fulfill its obligations under Section V, following written notice of such failure and 30 days in which to cure; or

(7)	if Sublicensee fail to fulfill its obligations under Section III following the written notice of such failure and the 30-day cure period provided for in Section III.F;

(8)	as agreed by the Parties.

C.	Beeland Interests may direct Company to terminate this Agreement or terminate this Agreement directly on notice to Company and Sublicensee under Section VIII.B(3) or Section VIII.B(4).

D.
Upon the expiration or the termination of this Agreement, Sublicensee shall, as promptly as is commercially feasible, but in no circumstances later than three months following the expiration or the termination of this Agreement, cease and desist all use of the Index and the Licensed Marks, and any names, designations or trademarks which consist, in whole or in part, of the Licensed Marks, except as set forth in Section VIII.E; provided, however, that in cases of termination in accordance with Section VIII.B, such use shall cease immediately.  This Section VIII and Sections II, III.B, V, VI, VII, VIII, IX, X., XI, XII and XIII shall survive any expiration or termination of this Agreement.

E.
In the event the Term expires or this Agreement is terminated pursuant to this Section VIII, Company shall, at the time the notice of such termination is furnished, or upon expiration of the Term, as the case may be, continue to provide to Sublicensee under this Agreement the non-exclusive license as granted in Section I to continue to use the Index and the Index data solely in accordance with the terms of this Agreement or on such other terms as may be agreed by the Parties, with the approval of Beeland Interests, with respect to all interests in the Funds previously issued by Sublicensee that are and remain outstanding as of the effective date of termination or expiration of this Agreement, as the case may be (the “Issued Interests”), and Sublicensee shall continue to be bound by all of its obligations, and Company shall continue to be entitled to all of its respective rights under this Agreement, notwithstanding such termination or expiration of this Agreement with respect to such Issued Interests.  For the avoidance of doubt, and notwithstanding the foregoing, Sublicensee shall not use, or have the right to use, the BI Mark “RICI” in connection with the Issued Interests and shall promptly (but in no event more than 15 days after the date of any termination) effect a change in the Fund name to remove any reference to “RICI”, and reasonably promptly thereafter make corresponding changes to all Fund-related registrations, permits and licenses.  Such license shall remain effective until the Issued Interests are redeemed in accordance with the terms of the Funds. Under no circumstances shall such license apply to an issuance of any Fund Interests by Sublicensee on or after the effective date of termination or expiration of this Agreement.  Sublicensee shall not, as of the effective date of termination or expiration of this Agreement, as the case may be, make reference to or use in any manner or for any purpose the Licensed Marks, except as set forth in this Section VIII or as required by applicable law, rule, regulation or court order or as permitted by trademark fair use principles in accordance with applicable law.  In no event shall Sublicensee retain the right pursuant to this Agreement to issue, trade, market or promote any Funds or fund based on the Index on or after the effective date of termination or expiration of this Agreement, as the case may be, except as provided in this Section VIII.

F.
Notwithstanding anything to the contrary herein, Sublicensee may use the Licensed Marks after the effective date of termination for the purpose of providing notification to third persons of such termination as it relates to the Funds, other communications with holders of Issued Interests, regulators, and for administrative purposes (including disclosures to auditors, lawyers, etc.).

IX. FINAL AGREEMENT, WAIVER & MODIFICATION

A.
This Agreement constitutes the final and complete understanding and agreement between the Company and Sublicensee concerning the subject matter hereof.  Any prior agreements, understandings, negotiations or communications of any kind are deemed superseded by this Agreement.

B.	No waiver, alteration or modification of any of the provisions of this Agreement shall be valid unless signed in writing by the Parties hereto.

X. NOTICES

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given when delivered personally (or when personal delivery thereof is refused) or three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed to the other Parties hereto at the addresses set forth below or such other address as any Party may give in writing to the other Parties:

If to the Company, to:

Beeland Management Company, L.L.C.
141 West Jackson Boulevard
Suite 1340-A
Chicago, Illinois  60604
Attention: Tom Price

With a copy to:

Sidley Austin llp
One South Dearborn Street
Chicago, Illinois  60603
Attention: James B. Biery, Esq.

If to Sublicensee, to:

RICI®  Linked - PAM Advisors Fund, LLC
c/o Price Asset Management Inc.
141 West Jackson Boulevard
Suite 1340-A
Chicago, Illinois  60604
Attention: Tom Price

If to Price, to:

Price Asset Management Inc.
141 West Jackson Boulevard
Suite 1340-A
Chicago, Illinois  60604
Attention: Tom Price

If to Rogers and/or Beeland Interests, to:

Mr. James B. Rogers, Jr.
c/o Beeland Interests, Inc.
352 Riverside Drive
New York, New York  10025

           With a copy to:

Kaye Scholer LLP
425 Park Avenue
New York, New York  10022
Attention: Alice Young, Esq.

XI. BINDING NATURE/ASSIGNMENT

A.	This Agreement shall inure to the benefit of, and shall be binding upon, the executors, administrators, successors and assigns of the Parties.

B.
This Agreement is not transferable or assignable by any Party, except with the prior written consent of the other Party and Beeland Interests.  Any transfer or assignment in violation of this provision shall be null and void.

XII. GOVERNING LAW AND LITIGATION

A.
This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its laws regarding conflict of laws.

B.	All actions or proceedings arising out of or in connection with this Agreement shall be tried and litigated in the state or federal courts located in Chicago, Illinois.

XIII. MISCELLANEOUS

A.	Titles and headings in this Agreement are for convenience of reference only and shall have no substantive effect.

B.	The waiver by a Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.  Delay in the enforcement of, or the insistence on the performance of, any right which arises upon the breach or violation of this Agreement shall not operate as a waiver of such or any subsequent breach or violation hereof.

C.
In the event any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

D.
This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the Parties, notwithstanding that all Parties are not signatories to the same counterpart.

E.
Whenever the context of this Agreement requires, the gender of all terms herein shall include the masculine, feminine and neuter, and the reference to the singular of a term shall also include the plural thereof.

[Remainder of Page Intentionally Blank]

IN WITNESS HEREOF, the Parties have set their hands to this Agreement as of the date first above written.

BEELAND MANAGEMENT COMPANY, L.L.C.

By: _________________________________
           Name:
           Title:

RICI® LINKED - PAM ADVISORS FUND, LLC
By: Price Asset Management Inc., its managing member

By: _________________________________
Name:
Title:

Solely for purposes of Section IV:
PRICE ASSET MANAGEMENT INC.

By: _________________________________
Name:
Title: